Exhibit 99.1
United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$962,392
Unrealized Gain (Loss) on Market Value of Futures	430,231
Interest Income	13,490
ETF Transaction Fees	1,000
Total Income (Loss)	$1,407,113

Expenses
Investment Advisory Fee	$33,890
Brokerage Commissions	8,885
NYMEX License Fee	1,408
Non-interested Directors' Fees and Expenses	446
Prepaid Insurance Expense	122
Other Expenses	12,300
Total Expenses	57,051
Expense Waiver	(3,827)
Net Expenses	$53,224
Net Gain (Loss)	$1,353,889

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 4/1/09	$65,239,661
Additions (200,000 Units)	4,918,204
Net Gain (Loss)	1,353,889

Net Asset Value End of Period	$71,511,754
Net Asset Value Per Unit (2,900,000 Units)	$24.66

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502